Your Internet Defender, Inc. 8-K/A

Exhibit 99.2

YOUR INTERNET DEFENDER, INC. AND CORINDUS, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2014

	Historical
	Your Internet Defender, Inc.	Corindus	(A)	(B)	(C)	(D)	(total)	Consolidated
	6/30/2014	3/31/2014
ASSETS

Current Assets
Cash	$—	$5,715	$—		$(3)	$2,000	$1,997	$7,712
Cash held in escrow	248			$(248)			(248)	—
Accounts receivable, net	3	439		(3)			(3)	439
Inventory, net		2,061					—	2,061
Prepaid expense and other current assets		580					—	580

Total current assets	251	8,795	—	(251)	(3)	2,000	1,746	10,792

Fixed Assets, net	1	1,428	—	(1)	—	—	(1)	1,428

Other Assets	—	368	—	—	—	—	—	368

TOTAL ASSETS	$252	$10,591	$—	$(252)	$(3)	$2,000	$1,745	$12,588

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)

Current Liabilities
Accounts payable and other liabilities	$276	$2,914		$(276)			$(276)	$2,914
Note payable, including related party amount of $93	409			(409)			(409)	—

	685	2,914	—	(685)	—	—	(685)	2,914

Long-Term Liabilities
Series D warrant liability		1,387	(1,387)				(1,387)	—

	—	1,387	(1,387)	—	—	—	(1,387)	—

TOTAL LIABILITIES	685	4,301	(1,387)	(685)	—	—	(2,072)	2,914

Preferred stock	—	70,538	(70,538)	—	—	—	(70,538)	—

Common stock	5	1	6		(3)	—	3	9
Additional paid-in capital	135	—	71,914	(135)		2,000	73,779	73,914
Accumulated deficit	(573)	(64,249)	5	568			573	(64,249)

Total Stockholders' Deficit	(433)	(64,248)	71,925	433	(3)	2,000	74,355	9,674

TOTAL LIABILITIES & STOCKHOLDERS'
EQUITY (DEFICIT)	$252	$10,591	$—	$(252)	$(3)	$2,000	$1,745	$12,588

YOUR INTERNET DEFENDER, INC. AND CORINDUS, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2014

	Historical		Adjustments
	Your Internet Defender, Inc.	Corindus	(a)	(b)	(c)	(d)	(total)
	Quarter Ended 6/30/14	Quarter Ended 3/31/14						Consolidated

Revenue	$4	$730			$(4)		$(4)	$730
Cost of revenue	5	1,383			(5)		(5)	1,383

Gross profit	(1)	(653)	—	—	1		1	(653)

Operating expenses
Research and development		2,046				$30	30	2,076
General and administration	61	870			(61)	50	(11)	920
Sales and marketing		1,940				20	20	1,960
Restructuring Charges		93						93
							—
Total Operating Expense	61	4,949	—	—	(61)	100	39	5,049

Operating loss	(62)	(5,602)	—	—	62	(100)	(38)	(5,702)

Other income (expense):
Other income (expense)	(3)	3	3				3	3
Warrant revaluation		1,765		(1,765)			(1,765)	—

Total other income and expense	(3)	1,768	3	(1,765)	—	—	(1,762)	3

Loss from operations before taxes	(65)	(3,834)	3	(1,765)	62	(100)	(1,800)	(5,699)

Provision for income taxes	—	—	—	—	—	—		—

Net loss	$(65)	$(3,834)	$3	$(1,765)	$62	$(100)	(1,800)	$(5,699)

Basic and diluted loss per common share								$(0.06)

Weighted average common shares outstanding, basic and diluted								95,217

YOUR INTERNET DEFENDER, INC. AND CORINDUS, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013

	Historical		Adjustments
	Your Internet Defender, Inc.	Corindus	(a)	(b)	(c)	(d)	(total)
	Fiscal Year Ended 3/31/14	Fiscal Year Ended 12/31/13						Consolidated

Revenue	$36	$896			$(36)		$(36)	$896
Cost of revenue	58	2,430			(58)		(58)	2,430

Gross profit	(22)	(1,534)	—	—	22		22	(1,534)

Operating expenses
Research and development		4,793				105	105	4,898
General and administration	228	2,545			(228)	175	(53)	2,720
Sales and marketing		5,676				70	70	5,746

Total Operating Expense	228	13,014	—	—	(228)	350	122	13,364

Operating loss	(250)	(14,548)	—	—	250	(350)	(100)	(14,898)

Other income (expense):
Other income (expense)	(18)	28	18		—		18	28
Warrant revaluation		(171)		171			171	—

Total other income and expense	(18)	(143)	18	171	—	—	189	28

Loss from operations before taxes	(268)	(14,691)	18	171	250	(350)	89	(14,870)

Provision for income taxes	—	—	—	—	—	—	—	—

Net loss	$(268)	$(14,691)	$18	$171	$250	$(350)	$89	$(14,870)

Basic and diluted loss per common share								$(0.16)

Weighted average common shares outstanding, basic and diluted								95,013

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

 FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF THE TRANSACTION AND BASIS OF PRO FORMA INFORMATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of Securities Exchange Commission (“SEC”) Regulation S-X, and present the pro forma financial position and results of operations of the combined companies based upon the historical data of Your Internet Defender Inc. and Corindus, Inc. and its wholly owned subsidiary Corindus Security Corporation, as if the Acquisition (as such term is defined below) had been consummated as of the first day of each of the most recent completed annual period for the Company and Corindus. The Acquisition is further described below as follows.

•	On August 12, 2014, Your Internet Defender Inc., a Nevada corporation (the “Company”), entered into a Securities Exchange and Acquisition Agreement (the “Acquisition Agreement”) with Corindus, Inc., a Delaware corporation (“Corindus”), to acquire Corindus and its wholly owned subsidiary, Corindus Security Corporation, a Delaware corporation. Pursuant to the terms thereof, at Closing (as defined in the Acquisition Agreement), the following will occur:

o	The Company acquired Corindus pursuant to the Acquisition Agreement and acquired Corindus Security Corporation pursuant to an Interest Transfer Agreement between Corindus and the Company. Thereafter, Corindus and Corindus Security Corporation became wholly owned subsidiaries of the Company.

o	Prior to the Acquisition, all shares of Corindus Preferred Stock were converted into Corindus Common Stock based on a one to one ratio.

o	All outstanding shares of common stock of Corindus, $0.01 par value per share (the “Corindus Shares”), were then exchanged for shares of the Company’s common stock, $0.0001 par value per share (the “Company Common Stock”). The exchange ratio for converting Corindus Shares into Company Shares was 25.00207 Company Shares for each Corindus Share (the “Exchange Ratio”). Accordingly, the Company will issue 73,360,287 Company Shares in exchange for 100% of the outstanding Corindus Shares.

o	Immediately after Closing, the majority shareholder of the Company and another shareholder of the Company sold an aggregate of 31,143,700 shares of the Company’s common stock (the “Repurchase Shares”) to the Company at par value (or an aggregate of $3,114) pursuant to a written agreement between such shareholders and the Company (the “Repurchase Agreement”), which Repurchase Shares were immediately canceled and returned to the authorized but unissued shares of the Company.

o	All outstanding options and warrants to purchase Corindus Shares (the “Corindus Options” and “Corindus Warrants”) were exchanged for or replaced with options and warrants to acquire shares of Company Common Stock (the “Company Options” and “Company Warrants”) (the “Transaction”). The Company Options covered a number of Company Shares equal to the product (rounded down to the next whole number of Company Shares) of the number of Corindus Shares underlying the Corindus Option immediately prior to the Closing multiplied by the Exchange Ratio, and have an exercise price per Company Share equal to the per share exercise price of such Corindus Option immediately prior to the Closing divided by the Exchange Ratio. The Company Options continue to vest on the same time-vesting schedule as applied prior to the Closing and become exercisable following the Closing based on the option holder’s continued service to the Company. The Company similarly issued Company Warrants in exchange for Corindus Warrants. The Company reserved 9,035,016 and 5,029,865 Company Shares for issuance upon the exercise of Company Options and Company Warrants, respectively.

o	At the Closing of the Acquisition, the Company transferred its former operations to Lisa Grossman, a former officer, director and shareholder of the Company, in exchange for the satisfaction of a promissory note issued to her in the principal amount of $248,832 and the assumption of liabilities related to the former operations.

o	Immediately after Closing, an investor in the Company purchased one million shares of the Company’s common stock at a purchase price of $2.00 per share (the “Equity Infusion”) pursuant to a stock purchase agreement entered into prior to the Closing by and between the Company and the investor (the “Stock Purchase Agreement”). The management team and Board will be those of Corindus, and the ongoing operations of the company will be those of Corindus and Corindus Security Corporation. As a result, although the Company is the legal acquirer, Corindus is deemed to be the acquirer for accounting purposes.

NOTE 2 – DIFFERING ACCOUNTING PERIODS

The historical financial statements of the Company had been prepared using a March 31 fiscal year-end and the historical financial statements of Corindus had been prepared using a December 31 year-end date.  In accordance with the rules of the SEC, financial statements with different fiscal year-end dates are permitted to be combined for pro forma financial statement purposes, provided the year-end dates are within 93 days of each other. Therefore, the Company’s statement of operations data for the twelve months ended March 31, 2014 and the three months ended June 30, 2014 have been combined with Corindus’ statement of operations data for the year ended December 31, 2013 and the three months ended March 31, 2014, respectively. For purposes of the pro forma balance sheet presentation, the Company’s balance sheet as of June 30, 2014 has been combined with the balance sheets of Corindus as of March 31, 2014.

NOTE 3 – ACCOUNTING FOR THE SECURITIES EXCHANGE AND ACQUISITION TRANSACTION

The accounting acquirer in this Acquisition is Corindus, which will be the surviving operating company. Though the accounting for this transaction is preliminary and subject to change, these pro forma financial statements reflect the application of purchase accounting, assuming Corindus is the acquirer and the Company is the acquiree. This accounting did not give rise to any significant goodwill because the assets, liabilities and operations of the Company acquired by Corindus were immediately divested, and will not contribute any future cash flows to the combined company. The total purchase price for purposes of these pro forma financial statements was $2.4 million, consisting of the fair value of Corinudus equity issued in the transaction of $2.0 million, and $0.4 million of liabilities assumed. This purchase price was allocated to the cash received of $2.0 million, and to the fair value of assets to be divested.

NOTE 4 – ACCOUNTING POLICIES

Based on Corindus’ review of the Company’s summary of significant accounting policies disclosed in the Company’s financial statements, the nature and amount of any adjustments to the historical financial statements of the Company to conform their accounting policies to those of Corindus are not expected to be significant. Upon consummation of the transaction, further review of the Company’s accounting policies and financial statements may result in required revisions to the Company’s policies and classifications to conform to Corindus’ accounting policies.

NOTE 5 – PRO FORMA ADJUSTMENTS FOR MARCH 31, 2014 BALANCE SHEET

The following are the pro forma adjustments to the balance sheet at March 31, 2014 and are based on preliminary estimates, which may change significantly as additional information is obtained:

(A) Represents the conversion of Corindus Preferred and Common Shares at the exchange rate of 25.00207 (the “Exchange Ratio”). Accordingly, the Company issued 73,360,287 Company Shares in exchange for 100% of the outstanding Corindus Shares. Additionally, the Corindus warrants to purchase Preferred Stock are converted into warrants to purchase Company Common Stock and, therefore, the warrant liability of $1.4 million has been reclassified into stockholders’ equity as it is no longer considered a liability.

(B) Represents the forgiveness of an amount due to a related party for past consulting services in the amount $188, 892 which occurred on July 2, 2014, the payment of accounts payable and accrued expenses, and the sale of the Company business to a former officer, director and shareholder of the Company, Lisa Grossman, in exchange for the satisfaction of a promissory note issued to her in the principal amount of $248,832.

(C) Represents the majority shareholder of the Company and another shareholder of the Company selling 31,143,700 shares of the Company’s common stock to the Company at par value, or an aggregate of $3,114.

(D) Represents the sale of one million shares of Common Stock to a private investor in exchange for $2 million immediately after the closing, provided certain terms and conditions are met.

NOTE 6 – PRO FORMA ADJUSTMENTS FOR THREE MONTHS ENDED MARCH 31, 2014 AND YEAR ENDED DECEMBER 31, 2013

Note: The pro forma statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 include only those pro forma adjustments that are factual and supportable.

Corindus and the Company have not included any pro forma adjustments for the incremental costs of operating the Corindus as a public registrant. While we have not included those costs as a pro forma adjustment, we believe the incremental cost will be approximately $1 million on an annual basis.

(a) Represents the elimination of interest expense since the notes payable of the Company would have no longer been outstanding at January 1, 2013.

(b) Represents the elimination of the warrant revaluation since upon the Closing of the Acquisition, the warrant no longer meets the definition of a liability since it is exercisable into shares of Common Stock instead of Redeemable Convertible Preferred Stock.

(c) Represents the removal of the operations of the Company since the business was sold in connection with the Acquisition.

(d) Represents the impact of the modification related to the exchange of the stock options at the transaction, resulting in stock-based compensation had the transaction occurred on January 1, 2013.

(e) The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma combined net loss for the fiscal year ended December 31, 2013 and the three months ended March 31, 2014. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the closing of the transaction.